UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-54671 (Commission File Number)	26-4141646 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01. Other Events

Determination of Estimated Value Per Share
Overview
On December 16, 2014, upon the recommendation of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”), the Board, including all of its independent directors, approved and established an estimated value per share of NorthStar Income’s common stock of $10.02. The estimated value per share is based upon the estimated value of NorthStar Income’s assets less the estimated value of NorthStar Income’s liabilities as of October 31, 2014 (the “Valuation Date”), divided by the number of shares of NorthStar Income’s common stock outstanding as of the Valuation Date. The information used to generate the estimated value per share, including market information, investment- and property-level data and other information provided by third parties, was the most recent information practically available as of the Valuation Date. NorthStar Income is providing this estimated value per share to assist broker-dealers that participated in NorthStar Income’s offering in meeting their customer account statement reporting obligations as required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
The estimated value per share was calculated with the assistance of NorthStar Income’s external advisor, NSAM J-NSI Ltd (the “Advisor”). The Advisor utilized Duff & Phelps, LLC (“Duff & Phelps”), a third-party independent valuation and consulting firm engaged by NorthStar Income, to provide positive assurance related to the valuation of certain of NorthStar Income’s assets and liabilities and to value NorthStar Income’s commercial real estate properties (the “CRE Properties”) and the properties underlying NorthStar Income’s commercial real estate debt investments (the “CRE Debt Investments”), as further described below.
The engagement of Duff & Phelps was approved by the Board, including all of its independent members. Duff & Phelps has extensive experience in conducting asset valuations, including appraisals of commercial properties and real estate-related securities. Several members of the Duff & Phelps engagement team who reviewed the methodologies and assumptions applied by the Advisor, hold a Member of Appraisal Institute (“MAI”) designation. In addition to its engagement by NorthStar Income, Duff & Phelps has been independently retained by NorthStar Realty Finance Corp. (“NorthStar Realty”), which is externally managed by an affiliate of NorthStar Asset Management Group Inc., NorthStar Income’s sponsor (the “Sponsor”), to perform valuation, positive assurance analysis and other services in connection with certain of NorthStar Realty’s investments.
Process and Methodology
The Audit Committee recommended and the Board established the estimated per share value of NorthStar Income’s common stock as of the Valuation Date based upon a recommendation by the Advisor. In arriving at its recommendation, the Advisor utilized valuation methodologies that the Advisor and the Board believe are standard and acceptable in the real estate and non-traded real estate investment trust (“REIT”) industries for the types of assets and liabilities held by NorthStar Income. The valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs.
Valuation of Commercial Real Estate Debt Investments
The estimated value of NorthStar Income’s CRE Debt Investments, including CRE Debt Investments held in unconsolidated joint ventures, was established by performing both credit and comparable market interest rate analyses for each investment. In order for the Advisor to evaluate the credit risk of each CRE Debt Investment, Duff & Phelps performed an appraisal of the collateral underlying each investment. Each appraisal was dated as of the Valuation Date and performed in accordance with real estate appraisal industry standards created by the Appraisal Foundation. Duff & Phelps utilized several industry standard appraisal techniques in conducting the appraisals, including methods based on property-level income and comparisons of like-property sales in the relevant market, as is customary. In determining each appraised value, Duff & Phelps utilized all information that it deemed relevant, including information from the Advisor, its own data sources and market information provided by commercial real estate brokers, all of which it relied upon without independent verification. Duff & Phelps also reviewed other information, such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors. To the extent the appraised value of the collateral underlying an investment was greater than the outstanding principal amount of the applicable investment, such investment was considered by the Advisor to have full credit coverage.
In addition, the Advisor evaluated the interest rate (fixed or floating) for each CRE Debt Investment by applying a discounted cash flow (“DCF”) analysis, generally over the contractual initial term of the investment. The cash flow estimates used in the

DCF analysis were based on the investment’s contractual agreement and corresponding interest and principal cash flow, as adjusted to reflect any changes in the credit characteristics as described above or other appropriate factors (i.e., a borrower’s ability to make principal or interest payments consistent with the terms of the investment). The expected cash flow was then discounted at a rate that a current market participant would require for instruments with similar credit and structural characteristics assuming an orderly market environment, including, for example, remaining loan term, loan-to-value ratio, collateral type, current performance, credit enhancements and other factors deemed relevant. The DCF and other analyses were performed by the Advisor and Duff & Phelps provided a positive assurance analysis with respect to the Advisor’s estimated aggregate value of the CRE Debt Investments. The range of discount rates used by the Advisor to determine the value of the CRE Debt Investments was 2.1% to 12.4% and the weighted average discount rate was 4.9%.
Valuation of Commercial Real Estate Properties
Appraisals were conducted by Duff & Phelps to determine the value of NorthStar Income’s CRE Properties consistent with the appraisal process described above in “Valuation of Commercial Real Estate Debt Investments.” In conducting its appraisal of the CRE Properties, Duff & Phelps generally utilized a direct capitalization approach by applying a market capitalization rate to the estimated annual net operating income at each property. The range of capitalization rates used to determine the value of the CRE Properties was 5.8% to 8.0% and the weighted average capitalization rate as calculated by the Advisor was 6.7%. For one CRE Property, Duff & Phelps utilized a combined DCF and sales comparison approach, applying a discount rate of 8.0% and a terminal cap rate of 7.25% to the expected future cash flow generated by the property, including a hypothetical sale of the property after nine years. In addition, for certain CRE Debt Investments, NorthStar Income owns equity-like participations or other ownership interests in the underlying collateral and, as appropriate, these equity interests were considered by the Advisor in estimating the aggregate value of the CRE Properties.
Valuation of Private Equity Fund Limited Partnership Interests
To estimate the value of NorthStar Income’s investments in joint ventures owning limited partnership interests in real estate private equity funds (the “PE Investments”), the Advisor utilized the aggregate reported net asset value of the underlying fund interests as of September 30, 2014, based on the most recent quarterly financial information available from each of the underlying funds (the “PE Investment NAV”). In certain instances where the reported net asset value of a particular fund interest as of September 30, 2014 was unavailable as of the Valuation Date, the Advisor adjusted for the underlying fund interest’s recent distributions or capital contributions and applied a fund-specific growth rate to the June 30, 2014 reported net asset value. The PE Investment NAV was then modeled through the applicable PE Investment waterfall, taking into account the specific structures set forth in the governing documents for each PE Investment. Duff & Phelps provided a positive assurance analysis with respect to the Advisor’s estimated aggregate value of the PE Investments.
Valuation of Commercial Real Estate Securities
NorthStar Income’s commercial mortgage-backed securities (“CRE Securities”) were valued by the Advisor on the basis of publicly available information provided by third party broker-dealers, pricing services and observable market data. Duff & Phelps also provided a positive assurance analysis with respect to the Advisor’s estimated aggregate value of the CRE Securities.
Valuation of Commercial Real Estate Liabilities
The Advisor estimated the market value of NorthStar Income’s commercial real estate-related liabilities by using industry accepted methodologies. The value of borrowings collateralized by CRE Debt Investments, CRE Properties and CRE Securities were estimated by discounting the stream of expected interest and principal payments for each liability by a rate that a current market participant would require for instruments with similar credit and structural characteristics assuming an orderly market environment, including, for example, remaining term, loan-to-value ratio, collateral type, current performance, credit enhancements and other factors deemed relevant. Securitization bonds payable were valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. Duff & Phelps provided a positive assurance analysis with respect to the Advisor’s estimated aggregate value of NorthStar Income’s commercial real estate liabilities.
Cash, Other Assets and Other Liabilities
The fair value of cash, other assets and other liabilities was estimated by the Advisor to approximate carrying value.

Calculation of Estimated Value Per Share by the Advisor
To calculate the estimated value per share of NorthStar Income’s common stock, the Advisor followed the below guidelines:
Step 1: Determination of Gross Asset Value: The Advisor estimated the value of NorthStar Income’s CRE Debt Investments, CRE Properties, PE Investments, CRE Securities, cash and other assets as described above. Duff & Phelps provided a positive assurance analysis with respect to the valuations recommended by the Advisor and directly valued certain of NorthStar Income’s assets.
Step 2: Determination of Liabilities: The Advisor estimated the value of NorthStar Income’s commercial real estate liabilities and other liabilities. Duff & Phelps provided a positive assurance analysis with respect to the valuations recommended by the Advisor.
Step 3: Incentive Fee Adjustments: The Advisor calculated and deducted any estimated incentive fees, held by or allocable to NorthStar Income’s sponsor, the Advisor or their respective affiliates, based on NorthStar Income’s aggregate net asset value and payable in a hypothetical liquidation of NorthStar Income as of the Valuation Date in accordance with the provisions of the operating partnership and advisory agreements. As of the Valuation Date, approximately $0.5 million was attributed to incentive fee adjustments.
Step 4: Determination of Per Share Amount: The Advisor divided the resulting net asset value allocable to stockholders by the number of common shares outstanding on a fully diluted basis as of the Valuation Date.
The table below sets forth the calculation of NorthStar Income’s estimated value per share as of the Valuation Date ($ in thousands, except per share values):

	Estimated Value	Estimated Value per Share
CRE Debt Investments	$1,456,525	$12.44
CRE Properties	366,655	3.13
PE Investments	172,424	1.47
CRE Securities	83,357	0.71
Cash and other assets, net of other liabilities	90,007	0.77
Total Liabilities	(995,619)	(8.50)
Total estimated value as of October 31, 2014	$1,173,349	$10.02
Shares outstanding (in thousands)	117,079
The net asset value recommended by the Advisor and approved by the Board does not reflect NorthStar Income’s “enterprise value,” which may include a premium or discount for:

•	the large size of NorthStar Income’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•
the characteristics of NorthStar Income’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•	the services being provided by personnel of the Advisor under the advisory agreement and NorthStar Income’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if NorthStar Income were to list its shares of common stock on a national securities exchange.

On December 16, 2014, Duff & Phelps delivered its final report to the Advisor. The Advisor then separately presented its recommendation regarding an estimated value per share of NorthStar Income’s common stock to the Audit Committee. The Audit Committee was given an opportunity to confer with the Advisor and Duff & Phelps regarding the methodologies and assumptions used and determined to recommend to the Board the estimated value per share of NorthStar Income’s common stock.

The Board is ultimately and solely responsible for the establishment of the estimated value per share of NorthStar Income’s common stock. In arriving at its determination of the estimated value per share, the Board considered all information provided in light of its own familiarity with NorthStar Income’s assets and unanimously approved the estimated value recommended by the Audit Committee.
The Board currently expects that NorthStar Income’s next estimated value per share will be based upon its assets and liabilities as of December 31, 2015 and such value will be included in its 2015 Annual Report on Form 10-K. NorthStar Income intends to publish updated estimated values per share annually thereafter.
Sensitivity Analysis
Changes to the key assumptions used to arrive at the estimated value per share, including the overall capitalization rate and discount rate used to value the CRE Properties and CRE Debt Investments, as well as the estimated value of the PE Investments and CRE Securities, would have a significant impact on the estimated value per share. The following chart presents the impact on the estimated value per share of NorthStar Income’s common stock resulting from variations in the overall capitalization rate and discount rate applied in the valuation of the CRE Properties and CRE Debt Investments, as well as a 5.0% change in the estimated aggregate value of the PE Investments and CRE Securities.

	Range of Value
	Low	Midpoint	High
Share Price	$9.57	$10.02	$10.50
Weighted Average Capitalization Rate (CRE Properties)	7.4%	6.9%	6.4%
Weighted Average Discount Rate (CRE Debt Investments)	5.4%	4.9%	4.4%
Assumed Value of PE Investments and CRE Securities (1)	95%	100%	105%

____________________________________

(1)	Expressed as a percentage of the value of the PE Investments and CRE Securities used in the final determination of the estimated value per share.

Limitations and Risks
As with any valuation methodology, the methodologies used to determine the estimated value per share are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values. The estimated value per share may also not represent the price that the shares of NorthStar Income’s common stock would trade at on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Income or the amount a stockholder would realize in a private sale of shares.
The estimated value per share of NorthStar Income’s common stock was calculated as of a specific date and is expected to fluctuate over time in response to future events, including but not limited to, changes in market interest rates for commercial real estate debt investments, changes to commercial real estate values, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Income’s common stock, repurchases of NorthStar Income’s common stock, changes in the number of shares of NorthStar Income’s common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in in Part I, Item 1A of NorthStar Income’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. There is no assurance that the methodologies used to estimate value per share would be acceptable to FINRA or in compliance with Employee Retirement Income Security Act guidelines with respect to their reporting requirements.
Distribution Reinvestment Plan
In connection with its determination of the estimated value of NorthStar Income’s shares of common stock, and pursuant to its distribution reinvestment plan (“DRP”), the Board has determined that, effective January 1, 2015, distributions may be reinvested in shares of NorthStar Income’s common stock at a price of $9.52 per share, which is approximately 95% of the estimated value per share as of the Valuation Date. Prior to the determination of the estimated value per share, the DRP offering price for the most recent distribution reinvestment in December 2014 was $9.50 per share, which was 95% of the public offering price in NorthStar Income’s initial public offering.

Share Repurchase Plan
In connection with its determination of the estimated value per share of NorthStar Income’s shares of common stock, and pursuant to its share repurchase program (“SRP”), the Board has determined that, effective January 1, 2015, the price paid for shares redeemed under the SRP will be $9.52 per share, which is approximately 95% of the estimated value per share as of the Valuation Date. Prior to the determination of the estimated value per share, the SRP purchase price varied based on the holding period of the shares to be redeemed or was 100% of the purchase price paid in NorthStar Income’s initial public offering if the repurchase was made in connection with death or a qualifying disability.
Modified Allocation Policy

On December 16, 2014, the Board adopted a modified investment allocation policy (the “Policy”), which sets forth the method for allocating investment opportunities among NorthStar Income as well as any other companies, funds or vehicles managed, advised or sub-advised by the Advisor, an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of the Sponsor, and the Advisor’s affiliated advisors and sub-advisors (collectively, the “NSAM Group”). The terms of the Policy are set forth below:
NorthStar Income’s investment strategy may be similar to that of, and may overlap with, the investment strategies of the other sponsored non-traded companies, NorthStar Realty and any other future companies, funds or vehicles (collectively with NorthStar Income, the “NSAM Managed Companies”) managed, advised or sub-advised by the NSAM Group. Certain of the NSAM Managed Companies, including NorthStar Income, as well as other companies, funds or vehicles may be co-sponsored, co-branded and co-founded by, or subject to a strategic relationship between, the Sponsor or one of its affiliates, on the one hand, and a strategic or joint venture partner of the Sponsor (each, a “Partner,” and together, the “Partners”), on the other (collectively, the “Strategic Vehicles”). Therefore, many investment opportunities sourced by the NSAM Group or one or more of the Partners that are suitable for NorthStar Income may also be suitable for other NSAM Managed Companies and/or Strategic Vehicles.
The NSAM Group may allocate investment opportunities sourced by a Partner directly to the associated Strategic Vehicle or, as applicable, among multiple associated Strategic Vehicles on a rotating basis (each such allocation, a “Special Allocation”). For all investment opportunities other than Special Allocations, the NSAM Group will allocate, in its sole discretion, each investment opportunity to one or more of the NSAM Managed Companies, including NorthStar Income, and, as applicable, Strategic Vehicles or the Sponsor, for which such investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that the NSAM Group may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the NSAM Managed Company, if applicable;

•	affiliate and/or related party considerations; and

•	whether a Strategic Vehicle has received a Special Allocation.

If, after consideration of the relevant factors, the NSAM Group determines that an investment is equally suitable for more than one company, the investment will be allocated on a rotating basis. If, after an investment has been allocated to a particular company, including NorthStar Income, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of the NSAM Group, more appropriate for a different entity to fund the investment, the NSAM Group may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, the NSAM Group may determine to allow more than one NSAM Managed Company, including NorthStar Income, a Strategic Vehicle and/or the Sponsor to co-invest in a particular investment. In discharging its duties under the Policy, the NSAM Group endeavors to allocate all investment opportunities among the NSAM Managed Companies, the Strategic Vehicles and the Sponsor in a manner that is fair and equitable over time.
While these are the current procedures for allocating investment opportunities, the NSAM Group may sponsor or co-sponsor, co-brand or co-found additional investment vehicles in the future and, in connection with the creation of such investment vehicles or otherwise, the NSAM Group may revise the Policy. The result of such a revision to the Policy may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by the NSAM Group and/or the Partners, thereby reducing the number of investment opportunities available to NorthStar Income. Changes to the Policy that could adversely impact the allocation of investment opportunities to NorthStar Income in any material respect may be proposed by the NSAM Group and must be approved by the Board. In the event that the NSAM Group adopts a revised allocation policy that materially impacts NorthStar Income’s business, NorthStar Income will disclose this information in the reports NorthStar Income files publicly with the Securities and Exchange Commission (the “SEC”), as appropriate.
The decision of how any potential investment should be allocated among NorthStar Income and other NSAM Managed Companies for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by the NSAM Group in its sole discretion.
NorthStar Income’s right to participate in the investment allocation process described herein will terminate once NorthStar Income is no longer advised by the Advisor or an affiliate of the NSAM Group. The Advisor is required to inform the Board at least annually of the investments that have been allocated to NorthStar Income and other NSAM Managed Companies so that the Board can evaluate whether NorthStar Income is receiving its fair share of opportunities. Based on the information provided, the Board (including the independent directors) has a duty to determine that the Policy is being applied fairly. The NSAM Group’s success in generating investment opportunities for NorthStar Income and the fair allocation of opportunities among NorthStar Income and other NSAM Managed Companies are important factors in the Board’s determination to continue NorthStar Income’s arrangements with the Advisor.
Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Income’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income’s expectations include, but are not limited to, the actual value of NorthStar Income’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Income or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Income’s common stock, changes in market interest rates for commercial real estate debt investments, changes to commercial real estate values, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Income’s common stock, repurchases of NorthStar Income’s common stock, changes in the number of shares of NorthStar Income’s common stock outstanding and the proceeds obtained for any common stock transactions, the impact of any losses from NorthStar Income’s investments on cash flow and returns, property level cash flow, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in NorthStar Income’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income on the date of this report and NorthStar Income is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income Trust, Inc.

Date: December 17, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary